Exhibit 4.38

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS SUBCONTRACT MODIFICATION

Subcontract Number: 200-2002-00012(CBL) (PO 28890)

Modification Number: 0004

Effective Date: This Subcontract modification is effective as of the last signed date below.

Subcontractor:	Chesapeake Biological Laboratories, Inc.
1111 S. Paca Street
Baltimore, MD 21230-2591

Authority for, and type of, modification: Bilateral Supplemental Agreement

Description of Modification:

Clause B.9	Adds Item 0009AA for CBL to perform first iteration of Acambis’s [****] Shipping Validation (Lyophilized ACAM 2000) Sections 9.1 and 9.2

Adds Item 0009AB for CBL to perform second iteration of Acambis’s [****] Shipping Validation (Lyophilized ACAM 2000) Sections 9.1 and 9.2 (if ordered)

Adds Item 0009AC for CBL to perform third iteration of Acambis’s [****] Shipping Validation (Lyophilized ACAM 2000) Sections 9.1 and 9.2 (if ordered)

Clause F.1	Adds delivery dates for the documentation generated by Manufacturing Items 0009AA, 0009AB, and 0009AC

Clause G.1	Modifies payment clause to address invoicing for Item 0009

Clause G.2	Modifies delivery order provision to add Items 0009AB and 0009AC

Clause I.2	Modifies clause to add Items 0009AB and 0009AC

Clause I.4	Modifies clause to add Items 0009AB and 0009AC

Once validation of the shipping procedure described in “Shipping Validation: Lyophilized ACAM 2000” (Protocol US02-VQP-107) is complete, CBL shall follow that validated process in performing its responsibilities under the Statement of Work for Subcontract 200-2002-00012(CBL).

Total Change to Subcontract Amount:

Item 0009AA	[****]	[****]
Item 0009AB	[****]	[****] (if ordered)
Item 0009AC	[****]	[****] (if ordered)

ACAMBIS CONFIDENTIAL — PROPRIETARY INFORMATION

Modification 0004

Changes to Subcontract:

(a)	See attached Pages 3-4

RELEASE OF CLAIMS

In consideration of the modifications made herein, this Modification is in full settlement of any right the Subcontractor may have to any equitable adjustment(s) as the result of the changes herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

ACAMBIS, INC	CHESAPEAKE BIOLOGICAL LABORATORIES, INC

[****]	[****]

March 4, 2003	March 5, 2003

ACAMBIS CONFIDENTIAL — PROPRIETARY INFORMATION

Modification 0004

Section B

1.	Add Items 0009A, 0009B, 0009C

B.	9 SUBCONTRACT LINE ITEM 0009

Shipping Validation

Item 0009AA	Total Amount

Perform 1st iteration of Acambis’s	[****]
[****] Shipping Validation
(Lyophilized ACAM 2000)
Sections 9.1 and 9.2 (attached)

		Estimated	Estimated
Item 0009AB	Firm Fixed Price	Quantity	Total Amount

Perform 2nd iteration of Acambis’s	[****]	1 (as ordered)	[****]
[****] Shipping Validation
(Lyophilized ACAM 2000)
Sections 9.1 and 9.2 (attached)

(a)	See Section G.2 for ordering provisions

		Estimated	Estimated
Item 0009AC	Firm Fixed Price	Quantity	Total Amount

Perform 3rd iteration of Acambis’s	[****]	1 (as ordered)	[****]
[****] Shipping Validation
(Lyophilized ACAM 2000)
Sections 9.1 and 9.2 (attached)

(a)	See Section G.2 for ordering provisions

Section F

1.	Add provision F.2(10)

No.	Description	Delivery Date
10	Documentation generated in performance of Items 0009AA, 0009AB (if ordered), and 0009AC (if ordered)	7 calendar days after completion of performance of responsibilities under Sections 9.1 and 9.2 of the Shipping Validation Protocol

ACAMBIS CONFIDENTIAL — PROPRIETARY INFORMATION

Modification 0004

Section G

1.	Add to provision G.1

(3)(a)	Manufacturer may invoice for Items 0009AA, 0009AB, and 0009AC after completing each Item, including submitting the documentation required by Section F.2(10).

2.	Delete provision G.2(a), G.2(b)(2)

Add provision G.2(a)

(a)	Orders may be issued against Contract Line Items 0004A, 0004B, 0005A, 0005B and 0006 to fill and finish vaccine and/or diluent; Items 0003A, 0003B, and 0005B to change over the manufacturing facility; and Items 0009AB and 0009AC to perform portions of shipping validation at the price(s) set forth in the Subcontract Schedule (Section B).

Add provision G.2(b)(2)

(b)(2)	The Contract Line Item (0003A, 0003B, 0004A, 0004B, 0005A, 0005B, 0006, 0009AB, or 0009AC) against which the order is being placed;

3.	Add to provision G.2(e)

ITEMS 0009AB and 0009AC – There is no minimum guaranteed quantity.

Section I

1.	Delete provision I.2 heading “FAR 52.216-18 ORDERING (OCT 1995) (MODIFICATION) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, and 0006)”

Add provision I.2 heading “FAR 52.216-18 ORDERING (OCT 1995) (MODIFICATION) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, 0006, 0009AB, and 0009AC)”

2.	Delete provision I.4 heading “FAR 52.216-22 INDEFINITE QUANTITY (OCT 1995) (Modification) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, and 0006)”

Add provision I.4 heading “FAR 52.216-22 INDEFINITE QUANTITY (OCT 1995) (Modification) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, 0006, 0009AB, and 0009AC)”

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